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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF H&R BLOCK, INC.

The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

                                                            JURISDICTION IN
                             NAME                           WHICH ORGANIZED
                             ----                           ---------------
 1)Block Investment Corporation..........................   Delaware (1)
 2)H&R Block Group, Inc..................................   Delaware (1)
 3)HRB Management, Inc...................................   Missouri (2)
 4)H&R Block Tax and Financial Services Limited..........   United Kingdom (3)
 5)Companion Insurance, Ltd..............................   Bermuda (3)
 6)H&R Block Services, Inc...............................   Missouri (2)
 7)H&R Block Tax Services, Inc...........................   Missouri (4)
 8)H&R Block of Dallas, Inc..............................   Texas (5)
 9)HRB Partners, Inc.....................................   Delaware (6)
10)HRB Texas Enterprises, Inc............................   Missouri (5)
11)H&R Block and Associates, L.P.........................   Delaware (7)
12)H&R Block Texas Tax Company, LP.......................   Delaware (8)
13)H&R Block Texas Support Services, LP..................   Delaware (8)
14)BWA Advertising, Inc..................................   Missouri (5)
15)H&R Block (Guam), Inc.................................   Guam (5)
16)H&R Block Enterprises (Guam), Inc.....................   Guam (9)
17)H&R Block Canada, Inc.................................   Canada (5)
18)Financial Stop, Inc...................................   British Columbia (10)
19)H&R Block Canada Financial Services, Inc..............   Canada (10)
20)H&R Block Enterprises, Inc............................   Missouri (5)
21)H&R Block Tax Company, LLC............................   Missouri (11)
22)H&R Block Support Services, LLC.......................   Missouri (11)
23)H&R Block Tax Company.................................   California (5)
24)H&R Block Eastern Tax Services, Inc...................   Missouri (4)
25)H&R Block Eastern Enterprises, Inc....................   Missouri (12)
26)H&R Block Indiana Tax Company, LP.....................   Delaware (13)
27)H&R Block Indiana Support Services, LP................   Delaware (14)
28)H&R Block Eastern Tax Company, LLC....................   Missouri (15)
29)H&R Block Eastern Support Services, LLC...............   Missouri (15)
30)HRB Royalty, Inc......................................   Delaware (4)
31)H&R Block Limited.....................................   New South Wales (16)
32)Block Financial Corporation...........................   Delaware (2)
33)Option One Mortgage Corporation.......................   California (17)
34)Option One Mortgage Acceptance Corporation............   Delaware (18)
35)Option One Mortgage Securities Corp...................   Delaware (18)
36)Option One Mortgage Securities II Corp................   Delaware (18)
37)Premier Trust Deed Services, Inc......................   California (18)
38)Premier Mortgage Services of Washington, Inc..........   Washington (18)
39)H&R Block Mortgage Corporation........................   Massachusetts (18)
40)Option One Direct Insurance Agency, Inc...............   California (18)

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
41)Woodbridge Mortgage Acceptance Corporation...........   Delaware (18)
42)Option One Loan Warehouse Corporation................   Delaware (18)
43)Companion Mortgage Corporation.......................   Delaware (17)
44)Franchise Partner, Inc...............................   Nevada (17)
45)NCS Mortgage Services, L.L.C.........................   Georgia (19)
46)National Consumer Services Corp. II, L.L.C...........   Georgia (19)
47)OLDE Financial Corporation...........................   Michigan (17)
48)H&R Block Financial Advisors, Inc....................   Michigan (20)
49)OLDE Discount of Canada..............................   Canada (21)
50)H&R Block Insurance Agency of Massachusetts, Inc.....   Massachusetts (21)
51)OLDE Property Corporation............................   Michigan (20)
52)OLDE Realty Corporation..............................   Michigan (20)
53)420 South Garden, Inc................................   Florida (22)
54)44 East Central, Inc.................................   Florida (22)
55)4240 Hunt Road, Inc..................................   Ohio (22)
56)3340 Gallows Road, Inc...............................   Michigan (22)
57)450 Silver Spur, Inc.................................   Michigan (22)
58)4230 West Green Oaks, Inc............................   Michigan (22)
59)3414 Shawnee Mission, Inc............................   Michigan (22)
60)OLDE Equipment Corporation...........................   Michigan (20)
61)Financial Marketing Services, Inc....................   Michigan (17)
62)2430472 Nova Scotia Co...............................   Nova Scotia (23)
63)Sumner Canadian Direct Holdings Company..............   Canada (23)
64)RSM McGladrey Business Services, Inc.................   Delaware (2)
65)RSM McGladrey, Inc...................................   Delaware (24)
66)Toback, Inc..........................................   Arizona (25)
67)McGladrey Contract Business Services, L.L.C..........   Minnesota (26)
68)Birchtree Financial Services, Inc....................   Oklahoma (25)
69)Birchtree Insurance Agency, Inc......................   Missouri (29)
70)Pension Resources, Inc...............................   Illinois (25)
71)Freed Maxick ABL Services, Inc.......................   Delaware (25)
72)FM Business Services, Inc............................   Delaware (25)
73)O'Rourke, Sacher & Moulton, Inc......................   California (25)
74)O'Rourke Consulting, LLC.............................   California (26)
75)O'Rourke Career Connections, LLC.....................   California (27)
76)Credit Union Jobs, LLC...............................   California (28)
77)PDI Global, Inc. ....................................   Delaware (24)
78)Rex Investments, Inc.................................   Texas (24)
79)W-1 Holdings, L.L.C..................................   Texas (30)
80)C.W. Amos Business Services, Inc. ...................   Delaware (24)
81)C.W. Amos Investment Advisors, L.L.C.................   Maryland (31)
82)RSM Equico, Inc......................................   Delaware (24)
83)RSM Equico Capital Markets, LLC......................   Delaware (32)
84)Equico, Inc..........................................   California (33)
85)Equico Limited.......................................   United Kingdom (33)
86)RSM Equico Canada, Inc...............................   Canada (33)
87)RSM McGladrey Business Solutions, Inc................   Delaware (24)
88)MyBenefitSource, Inc.................................   Georgia (34)
89)MyBenefitSource.com Agency, Inc......................   Georgia (35)
90)MyBenefitSource.com Agency of Alabama, Inc...........   Alabama (35)

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
91)MyBenefitSource.com Agency of Florida, Inc................   Georgia (35)
92)HRB Retail Services, Inc..................................   Delaware (2)
93)H&R Block Small Business Resources, Inc...................   Delaware (2)


Notes to Subsidiaries of H&R Block, Inc.:

(1)      Wholly owned subsidiary of H&R Block, Inc.

(2)      Wholly owned subsidiary of H&R Block Group, Inc.

(3)      Wholly owned subsidiary of HRB Management, Inc.

(4)      Wholly owned subsidiary of H&R Block Services, Inc.

(5)      Wholly owned subsidiary of H&R Block Tax Services, Inc.

(6)      Wholly owned subsidiary of H&R Block of Dallas, Inc.

(7) Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner

(8) Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and H&R Block and Associates, L.P. is a 99% limited partner

(9)      Wholly owned subsidiary of H&R Block (Guam), Inc.

(10)     Wholly owned subsidiary of H&R Block Canada, Inc.

(11) Limited liability company in which H&R Block Tax Services, Inc. has a 100% membership interest

(12)     Wholly owned subsidiary of H&R Block Eastern Tax Services, Inc.

(13) Limited partnership in which H&R Block Eastern Enterprises, Inc. is a 1% general partner and H&R Block Eastern Tax Company, LLC is a 99% limited partner.

(14) Limited partnership in which H&R Block Eastern Enterprises, Inc. is a 1% general partner and H&R Block Eastern Support Services, LLC is a 99% limited partner.

(15) Limited liability company in which H&R Block Eastern Tax Services, Inc. has a 100% membership interest

(16)     Wholly owned subsidiary of HRB Royalty, Inc.

(17)     Wholly owned subsidiary of Block Financial Corporation

(18)     Wholly owned subsidiary of Option One Mortgage Corporation

(19) Limited liability company in which Block Financial Corporation has a 96.25% membership interest and Companion Mortgage Corporation has a 3.75% membership interest

(20)     Wholly owned subsidiary of OLDE Financial Corporation

(21)     Wholly owned subsidiary of H&R Block Financial Advisors, Inc.

(22)     Wholly owned subsidiary of OLDE Realty Corporation

(23)     Wholly owned subsidiary of Financial Marketing Services, Inc.

(24)     Wholly owned subsidiary of RSM McGladrey Business Services, Inc.

(25)     Wholly owned subsidiary of RSM McGladrey, Inc.

(26) Limited liability company in which RSM McGladrey, Inc. has a 100% membership interest

(27) Limited liability company in which RSM McGladrey, Inc. owns a 50% membership interest and the California Credit Union League owns a 50% membership interest

(28) Limited liability company in which O'Rourke Consulting, LLC has a 50% membership interest and Credit Union Jobs, Inc. has a 50% membership interest

(29)     Wholly owned subsidiary of Birchtree Financial Services, Inc.

(30) Limited liability company in which RSM McGladrey Business Services, Inc. has a 100% membership interest

(31) Limited liability company in which C.W. Amos Business Services, Inc. has a 100% membership interest

(32) Limited liability company in which RSM Equico, Inc. has 100% membership interest.

(33)     Wholly owned subsidiary of RSM Equico, Inc.

(34) Company in which RSM McGladrey Business Services, Inc. owns approximately 80% of the issued and outstanding stock.

(35)     Wholly owned subsidiary of MyBenefitSource, Inc.

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